                                             SUBSIDIARIES OF THE REGISTRANT



                                                                                               State of
                                                                         Percentage of       Incorporation
       Parent                              Subsidiary                      Ownership        or Organization
       ------                              ----------                      ---------        ---------------
Progressive Bancorp, Inc.              Pekin Savings Bank                    100%              Illinois
Pekin Savings Bank                     Pekin Financial Service               100%              Illinois
                                       Corporation